Exhibit 99.1

Ozop Energy Solutions Awarded Navy Contract

Contract awarded for 400Hz Aircraft ground support equipment by Navy -NWSC Dahlgren

WARWICK, NY., March 8, 2021 — Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), announced today that its wholly owned subsidiary, Power Conversion Technologies, Inc. (PCTI), has received an order from the US Navy for a 160KVA 400Hz Frequency Converter used for aircraft ground support to power the plane on the ground for a variety of purposes in lieu of using the engine and burning jet fuel.

“We are delighted to work on another project for the Navy. PCTI has been supplying highly reliable equipment to all branches of the DOD since our first orders with the inception of the company in 1991. We are honored to be a defense contractor to help keep our troops mission-ready,” said Catherine Chis, President

Naval Sea Systems Command (NAVSEA) currently operates eight Naval Surface Warfare Centers (NSWC). PCTI has provided equipment in the past to five of the eight NSWCs including Crane, Indiana, Port Hueneme, California, Panama City, Florida, and Carderock, Maryland. PCTI has been awarded multiple contracts by NSWC-Dahlgren Division beginning in 1995. Equipment supplied to NSWC’s include aircraft ground support equipment, battery chargers for Naval applications including a battery charger for the largest unmanned submarine, Cutthroat, operated by Acoustic Research Detachment operated by NSWC Carderock along Lake Pend Oreille in Bayview, Idaho.

PCTI designs, develops, engineers and manufactures standard and custom power electronic solutions for industrial, military and sustainable energy sectors. The company has served the growing demand for power electronics in the highest power ranges since 1991. Customers include the U.S. Military and many of the world’s largest industrial manufacturers. All of its products are manufactured in the United States, and its facilities have remained open throughout the COVID-19 pandemic because of its status as an essential, defense-related industry.

For more information on OZSC please follow on the link www.Ozopenergy.com

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) designs, develops, manufactures, and distributes ultra-high power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) designs, develops, engineers, manufactures and distributes standard and custom power electronic solutions for industrial, military and sustainable energy sectors. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with the highest standard of reliability, quality and continued innovation.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

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